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                                                                EXHIBIT 23.01




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary - Accounting Treatment," "Summary - Federal Income Tax Considerations," "Summary - Selected Historical Financial Data," "Risk Factors - Possible Loss of Tax-Free Treatment," "The Merger - The Merger Agreement," "The Merger - Accounting Treatment," "The Merger - Federal Income Tax Considerations" and "Experts" in the Registration Statement (Form S-4) and related Prospectus of Quintiles Transnational Corp. (the "Company") for the registration of 350,000 shares of its common stock and to (i) the incorporation by reference therein of our report dated January 29, 1997 with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission and (ii) the inclusion herein of our report dated February 12, 1997 with respect to the financial statements of CerebroVascular Advances, Inc. as of and for the year ended December 31, 1996.



                                                  /s/  Ernst & Young LLP



Raleigh, North Carolina
May 7, 1997